Technology License Agreement

                                     between

                             SAC Technologies, Inc.
                       4620 S. Valley View Blvd., Suite A
                               Las Vegas, NV 89103
                         (Referred to hereafter as SAC)

                                       and


                            Sense Technologies, Inc.
                             ----------------------

                            10871 N.W. 52nd Street #3
                             ----------------------

                             Sunrise, Florida 33351
                             ----------------------
                       (Referred to hereafter as Licensee)


Effective date of this Agreement: _______________________________


                                    Preamble

Whereas, SAC has originated and owns exclusive licensing rights to the Technology described in Exhibit A of this agreement (referred to as Licensed Technology hereafter), and whereas, SAC and Licensee desire that Licensee obtain certain rights from SAC with respect to the Licensed Technology to the actual benefit of SAC and Licensee, and whereas the Licensee is in the business of producing and/or reselling a biometric product which will utilize the Licensed Technology, and therefore, in consideration of the above promise, SAC and Licensee agree to the following:


                                    Agreement

1.     License

           a) SAC hereby grants to Licensee a nonexclusive license to reproduce, distribute, export, sublicense, and upgrade the Licensed Technology for use with the Licensee's manufactured or purchased equipment. SAC hereby agrees that it shall not offer or contract to offer an exclusive license for a time clock application to any other parties during the term(s) of this agreement. The Licensed Technology is specifically licensed for use in the Licensee's manufactured or


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



              purchased equipment. It may not be sublicensed, sold, or otherwise distributed separately. Each copy of the Licensed Technology is to be used with a single matched serialized Chip Set provided by SAC (i.e.; multiple copies of the technology will not be used with a single Chip Set.)

           b) The Licensee shall not authorize other parties to reproduce, copy, or otherwise manufacture the Licensed Technology without the written permission of SAC which will not be unreasonably withheld.

           c) The Licensed Technology shall contain SAC's copyright message imbedded in the code as well as - in systems with appropriate display - visibly displayed when the Licensed Technology is initially powered up. The Licensee will receive a serialized Chip Set and Copyright Label from SAC for the license fee set forth in Exhibit A for each copy of the Licensed Technology, produced or otherwise duplicated. Further, the Licensee will place this Copyright Label in a place that is clearly visible when the Licensed Technology is installed.

           d) All rights relating to the Licensed Technology, that are not provided for specifically in this agreement, shall be retained by SAC.

           e) As a condition precedent to this agreement, SAC shall ensure that all products and services sold to Licensee hereunder, shall at all times during the term(s) of this agreement, qualitatively and technologically meet the prevailing standards for such products and services in the community of other businesses marketing similar products throughout the U.S. and Canada.

2.     Documents and Materials

           a) SAC shall deliver the documents and materials listed in Exhibit A to Licensee for the purpose of producing, manufacturing, or modifying the Licensed Technology. This material shall be delivered within 30 days following the execution of this agreement, unless a different time is provided for, specifically in Exhibit A.

           b) The Licensee has the right to test the material, using appropriate methods.

           c) Licensee shall accept or reject the material provided by SAC within thirty (30) working days of their receipt, and, if rejected, shall provide the reason in writing to SAC within the 30-day period. If no written notice is received by SAC within the 30-day period, the material shall be deemed acceptable by Licensee.

           d) In the event of rejection, SAC shall have 30 days to provide a reasonable remedy, acceptable to Licensee. If no reasonable remedy can be provided within the 30- day period, this agreement shall be void and all moneys paid to SAC shall be returned to Licensee within an additional 15 days thereafter.

3.     Title

           a) Title and full ownership rights to the Licensed Technology shall remain with SAC and/or its suppliers. The Licensed Technology contains SAC's and/or its suppliers


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

              proprietary information and trade secrets, whether or not any portion thereof is or may be copyrighted or patented.

4.     Licensee Expenses

           a) Costs and expenses incurred by the Licensee relating to marketing, distribution, promotion, and advertising of the Licensed Technology, or any other costs not agreed upon specifically in writing, shall be the express responsibility of the Licensee.

5.  Payment

           a) For the rights granted by this agreement, the Licensee agrees to pay the amount provided for in Exhibit A to SAC. Due dates and conditions are provided in Exhibit A.

           b) Each and every copy of the Licensed Technology produced, manufactured, or otherwise distributed by the Licensee shall have thereon a Copyright Label and shall include a serialized Chip Set. Orders will be delivered within 10 working days.

           c) The Copyright Label must be legible and the label must be identifiable as a legitimate SAC Copyright Label.

           d) No moneys are refundable unless provided for specifically in this agreement.

           e) The amounts listed for initial licensing payments and payments for royalties do not include any federal, state, local, or other governmental taxes, or other tariffs which may be imposed now or in the future on the sale, transportation, production, storage, or export of the Licensed Technology. Any and all such taxes and costs shall be paid by the Licensee; SAC, its agents and distributors shall have no liability therefor.

6.     Technology Maintenance

           a) SAC agrees to repair errors or defects in the Licensed
              Technology for the period of twelve (12) months after delivery of each specific release of the licensed technology, unless otherwise provided for in Exhibit A, according to the conditions listed below.

           b) The Licensee shall, promptly upon discovery, notify SAC in writing of any errors or defects in the Licensed Technology that it wants SAC to repair. The error must be consistently demonstrable and repeatable behavior of the Licensed Technology which does not meet the standard of the Licensed Technology.

           c) Upon receiving a written error report from Licensee, SAC shall have ten (10) working days in which to either acknowledge that the error exists or to deny verification. In the event that the error exists, SAC shall have thirty (30) working


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


              days in which to correct the error, and if such error cannot be corrected, provided that such error is significant to OEM's use of the technology, then OEM may elect to terminate this agreement.

7.     Modifications by Licensee

           a) Any upgrades, additions, adaptations, or modifications to the Licensed Technology made by the Licensee will remain the sole property and responsibility of the Licensee. The Licensee is not obligated to disclose its modifications to SAC or any other party. The Licensee shall have the right to obtain copyrights of its upgrades and shall have the responsibility of defending them. However, any modifications to the Licensed Technology shall not imply any ownership rights to the Licensed Technology by Licensee (see paragraph 3). Such modified Technology remains under the license conditions agreed to in this contract.

           b) The Licensee shall hold SAC blameless for any errors or defects that arise from modification, upgrades, additions, adaptations, or other changes made by the Licensee to the Licensed Technology. SAC shall not be required to maintain or otherwise repair any components other than those included in the original Licensed Technology.

           c) This Licensed Technology shall contain SAC's Copyright Notice imbedded in the code and displayed in the source code. SAC's Copyright Notice must be visibly displayed when the Technology is initialized if a display device is available for such display, and the Licensed Technology must have the Copyright Label attached as described in Paragraph 1c of this agreement.

8.     Source Code

           a) This agreement does not include license rights to the source code. Further, the Licensee shall not disassemble, reverse compile, or otherwise reverse engineer the software or firmware portion of the Licensed Technology or cause or allow another party to do so. In case Exhibit A includes delivery of source codes, all rights and ownership of such delivered source codes remain with SAC.

           b) SAC and Licensee hereby agree that as partial consideration for the instant agreement, SAC covenants and agrees that in the event it files or is subject to voluntary or involuntary bankruptcy, Licensee shall be accorded uninterrupted access to the source code so as to allow Licensee to continue to enjoy its rights as provided herein. To ensure such access, SAC shall deposit the source code with a third party who will act as escrow agent, which escrow agent shall be instructed to release the source code in the event of bankruptcy without further notice.

           c) SAC Technologies will include certain portions of Active-X and DLL source code as determined appropriate by SAC.

9.       Marketing

           a) Licensee may use SAC's copyrighted or trademarked names, logos and other identification including the use of the name of SAC Technologies, Inc., Bio-KeyTM, SACManTM, SACcatTM, SAC_RemoteTM, etc. in any marketing collateral materials. Licensee will receive within 30 working days of the execution of this licensing agreement, a disk containing all SAC logos for use in licensee's collateral materials. No modification of copyrighted or trademarked logos, images or names may be made without written approval by SAC.

           b) Any awards, citations, or other recognition given SAC may be used in licensee's marketing collateral materials, subject to restrictions, and approved in writing by SAC.

           d) SAC will provide to licensee, when applicable, leads or inquiries relating to licensee's product.

           e) SAC may provide marketing support in the form of co-op advertising assistance, joint collateral material production, trade shows representation, etc. subject to advertising resource availability. Requests for marketing support from licensee shall be in writing to the appropriate SAC representative.

10.    Warranties

           a) SAC warrants that it has no knowledge that any part of the Licensed Technology infringes or otherwise makes use of any copyrights, trademark, trade secret, or other proprietary right of any party. In the event that a court of competent jurisdiction rules that SAC has in fact infringed upon the copyright of a third party, SAC shall be required to either obtain license from that third party, or modify the Licensed Technology code so that it is not infringing, but still functions as represented in this agreement. In the event that SAC cannot obtain license or make the necessary modifications to be non-infringing, the Licensee shall be entitled to a full refund of all moneys paid to SAC for the Licensed Technology and OEM may elect immediate termination of the agreement.

11.    Warranty Disclaimer

           a) The Licensed Technology and any and all updates to the same are licensed 'As Is' with the exception of the warranties specifically provided herein. SAC does not claim and does not warrant that the Licensed Technology will operate error free. With the exception of the warranties provided herein, SAC disclaims all warranties, either expressed or implied, regarding the Licensed Technology, its merchantability or its fitness for any particular purpose. SAC will not be liable for indirect, incidental, or consequential damages resulting from the Licensee's or its customers' use of the Licensed Technology or for any error or defect in the Licensed Technology. In case of an adaptation of the Licensed Technology to the


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

              hardware of the Licensee by SAC, the functionality of the Licensed Technology is limited to the operation with the hardware as provided by the Licensee.

12.    Indemnity

           a) The Licensee shall indemnify SAC and hold it harmless from any and all liabilities, claims, costs, losses, and expenses including, but not limited to, reasonable attorney's fees and cost of suit incurred by SAC as a result of or arising from Licensee's misuse, modification, or alteration of the Licensed Technology.

13.    Confidentiality

           a) SAC will not disclose any information, obtained from the Licensee and marked as proprietary or confidential, which relates to the Licensee's operations, future plans, or other information, which is marked as proprietary or confidential, without prior written approval of the Licensee.

           b) The Licensee hereby acknowledges that the Licensed Technology and the source code contain valuable and proprietary information belonging to SAC. Licensee also acknowledges that disclosure of this information would cause irreparable damage to SAC. The Licensee agrees to use its best effort not to release, disclose, or otherwise permit access to such confidential information, or to use the information in such a way that other parties can gain unauthorized access.

           c) SAC and Licensee agree to clearly mark written materials as 'CONFIDENTIAL', if they are to be treated as confidential in nature. Verbal communications that are confidential in nature, will be identified as so before, during, or immediately after the communication. Licensee will include all copyright, trade secret, and proprietary notices on all of its permitted copies of the Licensed Technology in the same manner as provided on the materials comprising the Licensed materials received from SAC.

           d) Licensee warrants that all those individuals, having access to the Licensed Technology under this agreement will observe and perform this non-disclosure covenant.

14.    Books and Records, Audit.

          a) For each year hereof, Licensee agrees to maintain, until seven years after such year, compete books, records and accounts relevant to computation and accounting for amounts payable. Licensee agrees to allow a representative of SAC the right to audit and examine such books, records and accounts during Licensee's normal business hours no more than once per year upon reasonable notice to verify the accuracy of the reports and payments made to SAC. If such examination leads to a determination that Licensee has not paid all amount properly payable under this Agreement, Licensee agrees to pay, in addition to any


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

              damages to which SAC might be entitled, the amount of shortfall plus the costs incurred by SAC in respect to the audit.

15.    Termination of Agreement

           a) The term of the license will commence on the date of signed acceptance by SAC and will continue for the period of time specified in Exhibit A or until this agreement is terminated by mutual agreement, for default, and/or as otherwise provided herein. Unless written notice of termination is given by either party 3 months before expiration, this agreement extends for a term of one year and from year to year thereafter.

           b) In case either SAC or Licensee becomes insolvent, this agreement may be terminated by providing the other party 30 days written notice.

           c) In the event of termination all rights granted by this agreement shall revert to SAC. In addition the Licensee shall immediately pay any moneys due to SAC. Upon termination of the license herein granted, the Licensee will deliver to SAC all materials and documentation, furnished by SAC and pertaining to the Licensed Technology, and will also warrant that all copies thereof have been returned to SAC or destroyed, except for those properly distributed by Licensee prior to the date of termination.

           d) In the event of termination of this agreement, Licensee and SAC shall remain obligated to this agreement for transactions that have already been completed and to those parts of this agreement relating to confidentiality of information.

16.    Completeness

           a) Licensee and SAC agree that this agreement with its exhibits constitutes the complete agreement and understanding between the parties. This agreement supersedes all prior agreements, understandings, and negotiations whether written or verbal. This agreement can only be modified by a written provision signed by both parties.

17.    Notices

           a) Notices shall be sent by registered or certified mail to the addresses specified in the first paragraph of this agreement or to such other address as each party shall designate from time to time.

18.    Export Regulation

           a) Licensee understands that export administration regulations may prohibit the export of the Licensed Technology to certain countries and agrees to conform to


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

              those regulations. The Licensee also agrees to use its best efforts to cause its dealers, resellers, distributors, and other customers to conform to these regulations. The Licensee shall indemnify SAC against any loss related to Licensee's failure to conform to these regulations.

19.    Governing Law

           a) This agreement shall be governed by and constructed in accordance with the law of the State of Nevada.

20.    Attorneys' Fees

           a) In the event of any legal action or other proceeding that is brought about to enforce this agreement, the prevailing or successful party shall be entitled to recover attorneys' fees as well as other costs incurred in that action or proceeding from the unsuccessful party in addition to any compensation to which it may be entitled as a result.

21.    Disputes

           a) Place of performance and legal venue is Clark County, Nevada.

           b) In the event that parts of this agreement become void or impractical, the remainder of this agreement shall not be affected.

           c) Any disputes regarding this agreement shall be resolved by binding arbitration, pursuant to the rules and procedures then prevailing of the American Arbitration Association. Any resulting award may be enforced by formal action of court or otherwise as provided by law.

22.    Signatures

       SAC Technologies, Inc.                     Sense Technologies, Inc.

       /s/ Barry Wendt                            /s/ Dore Perler
       ------------------------                   ---------------------------
       Signature                                  Signature

       Barry Wendt                                Dore Perler
       ------------------------                   ---------------------------
       Name (typed or printed)                    Name (typed or printed)


       CEO                                        President
       ------------------------                   ---------------------------
       Title                                      Title

       12/21/1998                                 12/21/1998
       ------------------------                   ---------------------------
       Date                                       Date

                                    Exhibit-A

As used in this agreement, the term "Licensed Technology" shall be interpreted to include all products and/or services described by the agreement and/or sold by SAC to Licensee during the term(s) hereof. Such products and/or services shall include, but are not limited to the following:

1.0 Product Specifications for SAC_RemoteTM OEM

     SAC Technologies, Inc. will provide Manufacturing Tooling and design documentation to the OEM for two embedded versions of SAC's access control products which meets the following product specifications:

          0.1     Version-A

         -100 Mhz-486 cpu
         -LCD-VGA Display Interface
         -SAC Fingerprint Identification Reader Interface
         -SAC Voice recognition Interface, voice-in, audio-out (can be used for door entry Intercom system).
         -SAC Facial Recognition Interface (requires SAC certified camera;
         can be used for door entry surveillance and tele-conferencing with optional VGA display, camera and software).
         -DRAM/SIMM socket which supports up to 32 Meg.
         -Keyboard Interface PC-101 type.
         -3 X 4 Keypad Interface.
              -       Com-Ports / Quantity-2 / RS-232
                      o Comm-port-A can be configured as a Mag-Stripe or Smart -Card
                      Reader  Interface.
                      o Comm-port-B can be configured as an infra-red front panel communications port for remote programming
                          ( ie; security programming via a note-book computer at a door entry).
         -Parallel Printer Port
         -Flash Disk for non-volatile program and data storage -Wiegand Interface ( 26 bit).
         -I/O Control Interface ( 2 optically isolated inputs, 2 optically isolated outputs for controlling door locks, lights, etc.). -OEM Panel Interface ( 4 TTL inputs, 4 TTL outputs for custom OEM applications such as controlling LEDS or sensing option switches, etc.).
         -Windows CE OS environment.


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



          2.1     Version-B

         Add:

         -Ethernet Interface
         -IDE Disk Drive Interface
         -Floppy Disk Interface


          2.2     Product Specification notes:

              - SAC will provide an optics assembly which images a minimum of
                .6" x .6" fingerprint area to address print positioning issues.
              - SAC will embed new generation technology to address anti-spoof and dry finger issues.
              - SAC will provide Active-X control development tools which provide for Visual Basic development environment support.
              - Version-A is designed to fit in a standard double duplex outlet box.
              - Version-B is designed to fit on a 4" X 6" circuit card.
              - Displays, Keypads, Card Readers, Power Supplies, Product
                Enclosures, Packaging, Surveillance Cameras, Microphones, Keyboards and Keypads are external to the core product and must meet SAC provided guidelines for proper interfacing and operation.

1.02   Licensee Applications:

This license agreement includes but is not limited to the following products. Additional products developed by licensee to be covered by the terms of this agreement must be approved in writing by SAC prior to production.

All BioClockTM custom applications as Licensee's main focus of business, and any products including software and hardware created for the purposes of facilitating Sense Technologies, Inc. as a going concern as a secondary market focus consisting of all access control markets and applications including, but not limited to, the control of access to buildings, apartments, offices and other facilities (including consumer, commercial or industrial), appliances, information resources, computers, computer networks and personnel identification applications. The following shall be explicitly excluded from the definition of
Markets: credit card clearing, check verification, automated teller machines, law enforcement, national identification systems, immigration control, automobile access, medical patient identification systems; and personnel identification systems for federal and state government applications. In the event that SAC's defined markets for its products are expanded beyond the above definition, the Market definition hereunder shall be expanded accordingly for Licensee.

3.0 Pricing/Payment Terms:

Licensee projects monthly sales volume of 500-1,000 units of developed product to be sold at per unit cost of $5,995. Licensee anticipates producing other versions of product to be sold at lower price points, which, may or may not, exceed projected sales volume of initial product.

In consideration of a one-year, renewable, technology manufacturing licensing agreement, licensee agrees to a one-time licensing fee of $100,000 with a minimum annual pre- purchase (non-refundable) requirement of 1,000.

         Licensing fee:                                                         $100,000

         On-going Royalty:                                                      $50/unit + SN-CHIP*

         Minimum annual pre-purchase royalties required:                        1,000

         Total initial amount of license agreement:                             $150,000

         License Deposit:                                                       $18,750.00 upon signing
                                                                                $18,750.00 due within 30-
                                                                                days of signing

         Remaining balance:                                                     Three quarterly payments

         Maintenance Fee:                                                       Waived for first year

*The SN-CHIP (Serialized Control Chip) provided by SAC will cost from $5 to $16 depending on the product.

When licensee exceeds minimum requirement of 1,000, additional royalty payments will be due the following quarterly payment period.

Certain bundled software applications may be purchased separately as required at the following rates:

Application                                          Bundling Fee/per unit
-----------                                          ---------------------

1. Workstation-Logon                                 $15

   Network-Logon
   Screen-Saver Lockout

2. Voice Verification                                $25
3. Facial Recognition                                $25
4. Teleconferencing                                  $15
5. SACSecureTM                                       $1 Password-Entry Level,
                                                     $10 Biometric Secure

Bundled software applications, royalty payments, maintenance fees, and other fees will be reviewed and may be renegotiated on an annual basis.

         3.1 Credit terms:

         Quarterly invoice, Net 15. SAC reserves the right to cancel this licensing agreement without notice should past due accounts exceed 90 days and add a penalty not to exceed 5% of the balance due.

4.0 SAC Deliverables:

         4.1 All required schematics necessary to modify and support Product Design as provided by SAC Technologies, Inc.

         4.2 All required Firmware necessary to support Product Design as provided by SAC Technologies, Inc.

         4.3 All required Software and Development Tools other than 'core technology' source code to modify and support Product Design as provided by SAC Technologies, Inc.

         4.4 (1,000) serialized Chip Sets and Copyright Labels.

         4.5 Listing of available vendors for component parts.

         4.6 SAC copyrighted/trademarked logos, images, names, etc. on disk for marketing purposes.

         4.7 All materials specified in section (1.0) are to be provided to OEM within 30 days of signing.

5.0 License Term:

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


         The term of this license is for one (1) year and may be mutually extended for periods of one year thereafter.

6.0 Counterparts:

         This Exhibit may be executed in one or more counterparts, each of which shall be deemed an original, but together shall constitute one and the same instrument.






IN WITNESS WHEREOF, the parties agree hereto have executed this EXHIBIT-A as of this 21 day of December, 1998.

For: SAC Technologies, Inc.                     For: Sense Technologies, Inc.


By:/s/ Barry Wendt                              By: /s/ Dore Perler
------------------                              --------------------
Barry Wendt/CEO                                 Dore Perler

                    Amendment to Technology License Agreement

                                     between

                             SAC Technologies, Inc.
                       4620 S. Valley View Blvd., Suite A
                               Las Vegas, NV 89103
                         (Referred to hereafter as SAC)

                                       and


                            Sense Technologies, Inc.
                            ------------------------

                            10871 N.W. 52nd Street #3
                            ------------------------

                             Sunrise, Florida 33351
                            ------------------------
                       (Referred to hereafter as Licensee)


Effective date of this Agreement: _______________________________


                                    Preamble

Whereas, SAC and Licensee are parties to that certain Technology License Agreement, and Addendum #1 thereto, dated December 21, 1998, and wish to amend certain provisions therein

NOW, THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, the sufficiency of which the parties acknowledge, SAC and Licensee agree to the following amendment(s), the same to be considered part of and in place of the appropriate section(s) and subsection(s) in the original Technology License Agreement:


                                    Amendment

1. Subsection b) of Section 1 of the Technology License Agreement is amended as follows:

         b) The Licensee shall not authorize other parties to reproduce, copy, or otherwise manufacture the Licensed Technology without the prior permission of SAC, which will not be unreasonably withheld. A written request for such authorization shall be submitted by Licensee in the form attached hereto as Appendix I.

2.       Section 15 of the Technology License Agreement is amended as follows:

         a) The term of the license will commence on December 21, 1998, and will continue for the period of time specified in Exhibit A, or until this agreement is terminated by mutual agreement, for default, and/or as otherwise provided herein. Except as otherwise expressly provided herein, this agreement may not be unilaterally terminated by either party.

         b) Either party may terminate this agreement for a material default by the other party which remains uncured for a period of thirty (30) days after notice of default is given in writing. Notwithstanding the foregoing, if the nature of the default is such that it cannot be cured, or if the default relates to Licensee's failure to make timely payments hereunder, termination shall be effective immediately upon written notice of default.

         c) To the extent permitted by law, this agreement may be terminated by either party upon 30 days written notice in the event the other party becomes insolvent.

         d) In the event of termination all rights granted by this agreement shall revert to SAC, and Licensee shall immediately pay to SAC any amounts owed by Licensee hereunder as of the effective date of termination. Upon termination of the license herein granted, the Licensee will deliver to SAC all material and documentation furnished by SAC and pertaining to the Licensed Technology, and will also warrant that all copies thereof have been returned to SAC or destroyed, except for those properly distributed by Licensee prior to the date of termination.

         e) In the event of termination of this agreement, Licensee and SAC shall remain bound by the terms of this agreement with respect to transactions that have been completed prior to termination. The terms of this agreement relating to confidentiality of information shall survive termination of this agreement.

3. Exhibit "A", Section 4.0 of the Technology License Agreement, is amended as follows:

         4.0 SAC Deliverables:

                    4.1 All available schematics necessary to modify and
                        support Product design as provided by SAC Technologies, Inc.

                    4.2 All available Firmware necessary to support Product
                        Design as provided by SAC Technologies, Inc.

                    4.3 Except as otherwise noted in Section 4.4 below, the
                        parties acknowledge that all required Software and Development Tools other than 'core technology' source code to modify and support Product Design provided by SAC Technologies, Inc., have been provided to Licensee

                    4.4 Remaining deliverables to be provided as follows:

                        a) One copy of Unlimited Database and related
                           documentation for development and testing purposes (delivered).

                           1) SAC will modify its database search engine for
                              Sense use with 'Time Clock Applications' to support an unlimited size database with a search speed goal of 2,000 records a second on a Pentium II 450Mhz based system (Oct-99)

                        b) Version 3.0 Active-X SDK for Visual Basic will
                           support the following properties:

                           1) Ability to store / retrieve print models in SAC
                              integrated database or user defined external database.

                           2) Ability to use the internal simplified user
                              interface, for registration and lookup or user defined custom interface. All routines to register, lookup, and manage prints will be exposed in either interface (all return parameters which are used as part of the low level interface for model build or lookup will be made available in the Active-X high level interface, including scan window size and positioning). Sense will contribute input for the new user interface (with on-going releases and a target goal of locking down the new user interface by Nov-99).

                           3) A model quality feature, which provides
                              information on the quality of data in a print for use in determining if a live scanned print has enough information for subsequent registration and lookup.

                        c) Software drivers compatible with sixth generation
                           reader for rotated image working with Version 3.0 Active-X SDK (Oct-99). Includes capability to work with modified 5th generation product seamlessly.

                        d) Software drivers for facial verification for use
                           with sixth generation reader (Oct-99).

                        e) B.O.M., schematics, manufacturing tooling, manuals
                           for SACMAN fifth generation reader (Sep-99).

                        f) B.O.M., schematics, manufacturing tooling, manuals
                           for SAC_Remote (Sep-99).

                        g) B.O.M., schematics, manufacturing tooling, manuals
                           for IDME reader (Oct-99).

                        h) B.O.M., schematics, manufacturing tooling, manuals
                           for SAC_Remote_OEM (Dec-99).


4. Exhibit "A", Section 5.0 of the Technology License Agreement, is amended as follows:

         Subject to termination as provided in the agreement, the initial term of this license shall be four (4) years running from December 21, 1998. Upon expiration, this license shall be automatically renewed on the same terms and conditions for successive periods of one (1) year each as long as Licensee's unit purchases during twelve-month period immediately preceding the expiration exceed by at least twenty percent (20%) Licensee's unit purchases during the twelve-month period ending one year prior to the expiration.

5. In all other respects, the terms of the Technology License Agreement, and Addendum #1 thereto, dated December 21, 1998, are hereby confirmed.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Technology License Agreement, this 4th day of September, 1999.

       SAC Technologies, Inc.                   Sense Technologies, Inc.

       /s/ Barry Wendt                          /s/ Dore Perler
       -----------------------------            -----------------------------
       Signature                                Signature

       Barry Wendt                              Dore Perler
       -----------------------------            -----------------------------
       Name (typed or printed)                  Name (typed or printed)

       CEO                                      President
       -----------------------------            -----------------------------
       Title                                    Title

       9/4/1999                                 9/4/1999
       -----------------------------            -----------------------------
       Date                                     Date

                                   APPENDIX I
           (Request for Authorization to Release Licensed Technology)



         Pursuant to Section 1(b) of the Technology License Agreement dated December 21, 1998, and the Amendment thereto dated _____________, Sense Technologies, Inc., hereby requests authorization to release certain components of the Licensed Technology described below to:

         Company Name:_________________________________________________________________________________
         Address:______________________________________________________________________________________
         City and State:__________________________________________    Zip:_____________________________
         Phone:   (________)______________________________    FAX:     (________)______________________
         Email:___________________________________________    URL:_____________________________________
         Description of Business:______________________________________________________________________
         ______________________________________________________________________________________________
         Years in Business:_______________________________    No. of Employees:________________________
         Business Form (Corp., LLC, Partnership, Sole Prop.):__________________________________________
         Organized Under the Laws of___________________________________________________________________
         Components of Licensed Technology to be Released:_____________________________________________
         ______________________________________________________________________________________________
         Authorized Use:
         Reproduction or copying (describe)____________________________________________________________
         ______________________________________________________________________________________________
         ______________________________________________________________________________________________
         ______________________________________________________________________________________________
         Manufacture (describe)________________________________________________________________________
         ______________________________________________________________________________________________
         ______________________________________________________________________________________________
         ______________________________________________________________________________________________


SENSE TECHNOLOGIES, INC.


By:______________________________
Title:
Date:_____________________

